Gratūs Funds

Published by Hootsuite · June 12 ·

Given the current investing climate, there has been more and more people talking about the power and security of alternative assets. Check out this quote from our friends over at @wsj

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> "For decades, the endowments of Yale and Harvard have achieved average annual returns... beating the stock market with... private equity and other alternative investments.
>
> – WSJ

Gratûs Funds

Published by Hootsuite · June 16 ·

Regulation A has unlocked a new level of financial opportunity for the average investor, yet it remains relatively unheard of. Until recently, only 20% of the world's investments were accessible to the average investor, driving a market based on exclusivity and barring most people from a multitude of opportunities. Now, thanks to Regulation A, a new wave of quality opportunities are available to you and your clients.

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Gratūs Funds
Published by Hootsuite · June 18 ·

The world is coming back to life and we're here to accelerate your investing journey so you can climb faster and level up your impact. Click the link in our bio to learn more.

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The time for alternative
Investments is here.

Gratūs Funds
Published by Hootsuite · June 21 ·

"Why is multifamily the strongest asset class during the pandemic? It's pretty simple: Everyone needs a place to live" - Forbes

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Gratūs Funds
Published by Hootsuite · June 25 ·

Gratūs Funds - A great team of people working for YOU to make sure you have the time and resources to pursue the things you're passionate about.

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Gratūs Funds
Published by Hootsuite · June 30 at 12:01 PM ·

We aren't afraid to go against the grain. We want to create opportunities for our friends, family and everyday people like us to access investments normally limited to accredited investors. Thanks to Regulation A, now we can.

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ENTREPRENEURS CAN CHANGE THE WORLD
GRATŪS
Really at the end of the day,

gratusinvestors

gratusinvestors Entrepreneurs Can Change The World

This is the heart with which Gratūs was born.

1w


- Hey, I'm Jason Weimer with
Gratus Funds.

gratusinvestors ...

gratusinvestors Jason's Background

Learn more about our founder, Jason Weimer.

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4w

Gratūs Funds
Published by IG gratūs funds · 19h · Instagram ·

It's no secret that the pandemic has dealt a heavy blow to the nation's economy. Today, the rising cost of food, fuel and, yes, even plywood serves as confirmation of inflation's dramatic impact on the American way of life.

Yet, while inflation may feel like the onset of an uncontrollable wave, it is crucial to understand that bulwarks exist.

Read the full blog at gratusfunds.com/blog

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Gratūs Funds

Published by Steve Weigel · August 26 at 3:13 PM ·

Gratus is about to launch the first of several funds open to everyone! It is our mission to increase access to quality investment opportunities for all. Visit Gratusfunds.com and sign up to be alerted when this next fund goes live! gratusfunds.com/disclaimers



Gratūs Funds

Published by Steve Weigel · August 23 at 2:04 PM ·

Invest today for a better tomorrow. The best time to buy real estate is 10 years ago, the second best time is today. With the help and expertise of Gratus, you can get started in your real estate investment journey. gratusfunds.com/disclaimers



Gratûs Funds

Published by Bob Barlau · August 19 at 10:09 AM ·

Bob is a partner at Gratus and a wealth of knowledge around the real estate investing topic. He loves sharing the things he's learned over the years and seeing others succeed in this space. Get to know Bob, you'll be seeing much more of him on this channel!

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WHO WINS IN THE END?
I want to share a little bit about my backstory and why I'm so passionate about
Click to expand
0:05 / 1:37

Gratũs Funds
Published by Kaleb Musser · August 3 · Instagram ·

Check out our new blog about the benefits of owning assets in a time of inflation!

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NEW BLOG
As the overall cost of goods increases with inflation, growing one's wealth at a rate that outpaces the erosion of the U.S. dollar becomes vital. And, when it comes to real estate, the math is pretty simple...
READ MORE AT GRATUSFUNDS.COM/BLOG

Gratūs Funds
Published by Hootsuite · June 30 ·

We aren't afraid to go against the grain. We want to create opportunities for our friends, family and everyday people like us to access investments normally limited to accredited investors. Thanks to Regulation A, now we can.

gratusfunds.com/disclaimers





gratusinvestors • Following

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gratusinvestors We recently had the pleasure of hosting a private launch of Gratûs Funds. Purpose took center stage, and a community came together with overwhelming support! We are overjoyed by the energy and momentum that was generated. As we quickly approach the opening of our third and most ambitious fund, check out the link in our bio to learn more about how you could participate.

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NH **nohompls** What a fun night!

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gratusinvestors • Following

gratusinvestors Meet Bob Barlau, Partner at Gratûs Funds. Bob began his journey with Gratûs in 2016 to help raise capital and execute the business plan for an earlier Gratûs Fund. In 2020, Bob became a Partner at Gratûs Funds and is excited to make generational impact through real estate investing and entrepreneurship. Connect with Bob at the link in our bio if making an impact excites you too!

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1w



gratusinvestors • Following

gratusinvestors Multifamily real estate has historically been one of the best performing and most consistent assets you can own. However, access to this asset class has previously been limited to wealthy and sophisticated investors and institutions. We are helping to change that. Visit gratusfunds.com to learn how you can get involved...

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2w



gratusinvestors • Following

gratusinvestors A few weeks ago, we held a launch event to introduce the Gratûs Funds vision, brand, and growing team. Friends, family, and advisors joined us to celebrate the launch of our upcoming Reg A+ fund. Gratûs Funds is lookig forward to providing new opportunities for individuals just like you!

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1w



gratusinvestors • Following

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gratusinvestors Creating opportunities to help you do more of what you're passionate about with the people you love.

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1w



GRATŪS
FUNDS

gratusinvestors • Following

gratusinvestors Our team is growing and we couldn't be more excited. With the launch of our next fund coming up quickly, it's been such an incredible journey to see the right people come around this mission.

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gratusinvestors • Following

gratusinvestors For over a year, we've been dreaming, meeting, and planning the launch of our upcoming fund. It's been a journey and we're excited about where it's going. Learn more at GratusFunds.com

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gratusinvestors • Following

gratusinvestors Meet Skip Johnson. Skip is a partner and brings more than a decade of wealth management experience as an advisor and cofounding principal of a fast growing advisory firm which served more than 1,000 families. Skip was an investor in an early Gratûs fund and joined the Gratûs Funds team to help further the mission to democratize access to high-quality alternative investments and to help investors take their mountain.

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gratusinvestors • Following

gratusinvestors Today we honor our veterans who have served and died to keep this country free.

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At Gratūs Funds we partner with Engage Your Destiny in their work ministering to active duty military and veterans as well as their upcoming Heroes Honor Festival (HHF) taking place at the Daytona Motor Speedway one year from today November 11, 2022 to give Vietnam Veterans the welcome home they deserve.

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This is a photo of our team in a planning session for HHF in its early stages.

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Thank you to all who serve and served in our military. us

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#veteransday #veteran #heroeshonorfestival #thankyou

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gratusinvestors • Following

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gratusinvestors For over a year now, we've been dreaming and planning for the launch of our upcoming fund. To finally be able to share our progress with the people we care about most was incredibly meaningful. Thank you to all who came to support us the Gratûs Funds the launch party

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